Exhibit 3.1

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on January 15, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

CERTIFICATE OF INCORPORATION

SURGE COMPONENTS INC.

Under Section 402 of the Business Corporation Law.

The undersigned, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

FIRST:  The name of the corporation is SURGE COMPONENTS INC.

SECOND:  The purposes for which the corporation is formed are:

To develop, experiment with, conduct research on, manufacture, produce, assemble, buy, lease or otherwise acquire, hold, own, operate, use, install, equip, replace, maintain, service, process, reprocess, repair, remodel, recondition, import, export, sell, lease, market, distribute, transport or otherwise dispose of and generally to deal in and with, as contractor, subcontractor, principal, agent, commission merchant, broker, factor or any combination of the foregoing and at wholesale or retail or both, any and all kinds of electronics, parts, components and supplies and all allied apparatus, systems, parts, supplies, tools, implements, raw materials, natural products, manufactured articles and products, and goods, wares, merchandise and tangible property of every kind, used or capable of being used for any purpose whatever.

To manufacture, make, buy, sell, exchange, install, repair, service, supply, exploit, develop, protect and generally trade and deal in (as principal or agent) products, processes and techniques of all kinds pertaining or related to or connected with electronics and related industries, including, without limitation, equipment, parts and components for radio, television and phonograph, products for military electronics and industrial electronics, transistors, rectifiers, diodes and other semiconductors of every kind and description, aircraft, missile and other airborne apparatus surveillance systems, beaconry, radio transmitting, receiving and relay equipment, microwave equipment, telephone and telegraph terminal equipment, air traffic control devices, communications equipment, meterological devices, transducers and other acoustical devices, electronic cleaning equipment, fixed and variable capacitors, delay lines and pulse forming networks, television tuners, deflection component, transformers, power generators and other power supply devices, refrigeration devices, magnetic heads, intercouplers, germanium and silicon supplies and crystals, cast germanium, resistors, computer components, thin films, intermetallics and other advanced solid state techniques, and electrophotographic processes.

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To acquire by purchase, subscription underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether domestic or foreign, or of any firm or individual or of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor, stocks, bonds or other securities or evidences of indebtedness of this corporation, and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and good will of any persons, firms, associations or corporations.

The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have all the rights, powers and privileges granted or permitted to a corporation by such statute.

THIRD:  The office of the corporation is to be located in the Town of Hempstead, County of Nassau, State of New York.

FOURTH:  The aggregate number of shares which the corporation shall have the authority to issue is Two Hundred (200), all of which shall be without par value.

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FIFTH:  The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

2441 Riverside Drive
Wantagh, New York

IN WITNESS WHEREOF, this certificate has been subscribed to this 11th day of November, 1981 by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

/s/Gerald Weinberg
Gerald Weinberg
90 State Street
Albany, New York

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CERTIFICATE OF INCORPORATION

OF

SURGE COMPONENTS INC.

Filed by:	STATE OF NEW YORK DEPARTMENT OF STATE	Charles Herman, Esq. 150 Nassau Street
Room 1002
	FILED NOV. 24 1981	New York, New York 10038

AMT. OF CHECK $120
FILING FEE $100
TAX $10
COUNTY FEE $_____
COPY $___________
CERT $___________
REFUND $________
SPEC HANDLE $10
BY:______________

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on January 15, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

CERTIFICATE OF AMENDMENT OF CERTIFICATE
OF INCORPORATION OF
SURGE COMPONENTS INC.

UNDER SECTION 905 of the Business Corporation Law

1.             I, the undersigned, holder of all of the outstanding shares of Surge Components Inc., entitled to vote thereon, hereby certifies:

a.	The name of the corporation is Surge Components Inc.

b.	The Certificate of Incorporation was filed by the Department of State on November 24, 1981.

c.	The Certificate of Incorporation is amended as authorized by Section 801 of the Business Corporation Law to affect the following amendment:

To change the presently authorized 200 Share of Common Stock, having no par value, into 25,000,000 Shares of Common Stock, each having par value of $.001 per share,

d.	Paragraph fourth of the Certificate of Incorporation which refers to authorized shares is amended to read as follows:

“The aggregate number of shares which the corporation shall have authority to issue is 25,000,000 shares, par value $.001 per share.

e.	The amendment to the Certificate of Incorporation was authorized by the written consent of the sole shareholder and sole director of the corporation.

f.
The 10 shares of common stock, no par value that are presently issued and outstanding are changed into 4,000,000 shares of common stock, par value $.001 per share and the remaining 190 changed, as a unit, into 21,000,000 unissued shares, par value. $.001 per share.

In witness whereof I hereto sign my name and affirm that the statements contained herein are true under the penalties of perjury, this 31st day of December, 1983.

/s/Ira Levy
Ira Levy, Sole Shareholder
And Director

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OR

SURGE COMPONENTS INC.

Under Section 805 of the
Business Corporation Law

Office of Richard J. Rubin, Esq.
689 Fifth Avenue – 6th Floor
New York, New York 10022

STATE OF NEW YORK DEPARTMENT OF STATE

FILED AUG 1 1984

AMT. OF CHECK $73
FILING FEE $60
TAX $
COUNTY FEE $_____
COPY $___________
CERT $___________
REFUND $________
SPEC HANDLE $10
BY:______________

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on January 15, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF
INCORPORATION of
SURGE COMPONENTS INC.

Under Section 805 of the Business Corporation Law of New York.

1.             I, the undersigned, holder of all of the outstanding shares of Surge Components Inc. entitled to vote thereon, hereby certifies:

a.	The name of the corporation is Surge Components Inc.

b.	The Certificate of Incorporation was filed by the Department of State on November 24, 1981

c.	The Certificate of Incorporation is amended as authorized by Section 801 of the Business Corporation Law to effect the following amendment:

To add as paragraph “SIXTH” to effect the denial of any preemptive rights with respect to any shares of common stock of the Corporation now or hereinafter issued.

2.             Paragraph SIXTH is hereby added to the Certificate of Incorporation as amended, to read as follows:

“SIXTH”:	There shall be no preferential or preemptive right to acquire any shares of common stock or other securities of the Corporation.

3.             The amendment to the Certification of Incorporation was authorized by the written consent of the sole shareholder of the Corporation.

IN WITNESS HEREOF, I hereto sign my name and affirm that the statements contained herein are true under the penalties of perjury this 31st day of December, 1983.

/s/Ira Levy
Ira Levy – Sole Shareholder

CERTIFICATE OF INCORPORATION

OF

SURGE COMPONENTS INC.

Under Section 402 of the
Business Corporation Law

Office of Richard J. Rubin Esq.
689 Fifth Avenue – 6th Floor
New York, New York 10022

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED AUG 1 1984
AMT. OF CHECK $73
FILING FEE $60
TAX $_____
COUNTY FEE $_____
COPY $3
CERT $_____
REFUND $_____
SPEC HANDLE $10

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compard with the original docuent in the custody of the Secretary of State and that the same is true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on January 15, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Certificate of Amendment of the Certificate of Incorporation
Of
Surge Component, Inc.
Under Section 805 of the Business Corporation Law

Pursuant to the provisions of Section 805 of the Business Corporation Law of the State of New York, the undersigned, being the President and Secretary of Surge Components, Inc. (“the Corporation”), hereby certify that:

1.             The name of the Corporation is Surge Components, Inc.

2.             The Certificate of Incorporation of the Corporation was filed by the Department of State on November 24, 1981

3.             The amendments to the Certificate of Incorporation effected y this Certificate of Amendment are as follows:

a.             To increase the aggregate number of shares which the Corporation shall have authority to issue by authorizing 1,000,000 shares of preferred stock, par value $.001 per share.

b.             To add a provision for shareholder action b written consent in lieu of a meeting.

c.             To add a provision for the indemnification of the directors and officers of the Corporation to the extent permitted by law and eliminating the liability of directors of the Corporation to the extent permitted by law.

4.            To accomplish the foregoing amendments, Article FOURTH, relating to the aggregate number of shares which the Corporation is authorized to issue is hereby eliminated in its entirety, and a new Article FOURTH as well as a new Article SEVENTH, relating to shareholder action by written consent in lieu of meeting, and a new Article EIGHTH, relating to indemnification of the directors and officers of the Corporation and relating to the elimination of liability of directors, are hereby added to the Certificate of Incorporation, to read as follows:

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FOURTH: The aggregate number of shares of capital stock which the corporation shall have authority to issue is 26,000,000, of which 1,000,000 shares shall be preferred stock, par value $.001 per share (the "Preferred Stock"), and of which 25,000,000 shares shall be common shares, par value $.001 per share (the "Common Shares").

The Preferred Stock may be issued on one of more series, from time to time, with each such series to have such designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by Board of Directors of the corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:
(i)             The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

(ii)            The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation that such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

(iii)           The conditions upon which the shares of such series shall be subject to redemption by the corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv)           Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

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(v)            Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vi)           Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii)          The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the corporation and

(viii)         Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of the Certificate of Incorporation.

The holders of shares of the Preferred Stock of each series shall e entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board of Directors for such series, and no more, before any cash dividends shall be declared and paid, or set apart for payment, on the Common Shares with respect to the same dividend period.

The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the corporation shall be made to the holders of the Common Shares. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of the Common Shares shall be entitled to share ratably in all assets of the corporation remaining.

SEVENTH: Pursuant to Section 615(a) of the Business Corporation Law of New York, whenever the shareholders of the Corporation are required to take action by vote, such action may be taken without a meeting by written consent, which written consent shall set forth the action to be taken, by the holders of the number of shares of the Corporation required by the Business Corporation Law of New York required to approve the matter voted thereon.

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EIGHTH: (a) The corporation may, to the fullest extent permitted by Sections 721 through 726 of the Business Corporation Law of New York, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to on or covered by such sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinteresting directors or otherwise, both as to action in his/her official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits  of the heirs, executors and administrators of such a person; and (b) a director of this corporation shall not be personally liable to the corporation or its shareholders for damages for any breach of duty in his or her capacity as a director, unless a judgment or other final adjudication adverse to him or her establishes that (i) his/her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (ii) he/she personally gained in fact a financial or other advantage to which he or she was not legally entitled or (iii) his/her  acts violated Section 719 of the Business Corporation Law.

5.             The foregoing amendments to the Certificate of Incorporation were authorized by the unanimous written consent of the Board of Directors followed by the vote of the holders of a majority of all outstanding shares entitles to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do nearby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated as of February 20, 1996	/s/Ira Levy
Ira Levy, President

/s/ Steven J. Lubman, Secretary
Steven J. Lubman, Secretary

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CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

SURGE COMPONENTS INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

SNOW BECKER KRAUSS P.C.
ATTORNEYS AT LAW
605 THIRD AVENUE
NEW YORK, NY 10158-0125

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED FEB 22 1996
TAX $10
BY: JJW
NASSAU

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STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compard with the original docuent in the custody of the Secretary of State and that the same is true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on January 15, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

CERTIFICATE OF CORRECTION

OF THE CERTIFICATE OF AMENDMENT OF

SURGE COMPONENTS, INC.

Under Section 105 of the Business Corporation Law

We, the undersigned President and Secretary of Surge Components Inc., pursuant to Section 105 of the Business Corporation Law do hereby certify:

1.             The name of the corporation is Surge Components Inc. (the “Corporation”).

2.             The certificate of amendment being corrected was filed by the Department of State on February 22, 1996 (the “Certificate of Amendment”).

3.             The Certificate of Amendment is corrected under Section 105 of the Business Corporation Law to include a 1-for-12 reverse stock split of the Corporation’s outstanding common stock, approved at the Corporation’s Special Meeting of Shareholders held on February 19, 1996, which action was inadvertently omitted from the Certificate of Amendment, while the three other matters adopted by the Corporation’s shareholders as said meeting requiring amendment of the certificate of incorporation, were included in the Certificate of Amendment.

4.             As such, Section 3 of the Certificate of Amendment is corrected to read as follows:

3.            The amendments to the Certificate of Incorporation effected by this Certificate of Amendment are as follows:

a.      To increase the aggregate number of shares which the Corporation shall have the authority to issue by authorizing 1,000,000 shares of preferred stock, par value $.001 per share.

b.      To add a provision for shareholder actions by written consent in lieu of a meeting.

c.      To add a provision for the indemnification of the directors and officers of the Corporation to the extent permitted by law and eliminating the liability of directors of the Corporation to the extent permitted by law.

d.      To add a provision for the 1-for-12 reverse split of the outstanding common stock of the Corporation.

And the first two paragraphs of Section 4 of the Certificate of Amendment are corrected to read as follows:

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4.           To accomplish the foregoing amendments, Article FOURTH, relating to the aggregate number of shares which the Corporation is authorized to issue is hereby eliminated in its entirely, and a new Article FOURTH as well as a new Article SEVENTH, relating to shareholder action by written consent in lieu of a meeting, and a new Article EIGHTH, relating to indemnification of the directors and officers of the Corporation and relating to the elimination of liability of directors, are hereby added to the Certificate of Incorporation, to read as follows:

FOURTH:                      The aggregate number of shares of capital stock which the corporation shall have authority to issue in 26,000,000, of which 1,000,000 shares shall be preferred stock, par value $.001 per share (the “Preferred Stock”), and of which 25,000,000 shares shall be common shares, par value $.001 per share (the “Common Shares”).

Upon the effective date hereof, each currently outstanding Common Share shall be split and converted into 0.083333 Common Shares (the “Reverse Split”). As a result of the Reverse Split, the stated capital of the Corporation was reduced from $25,188 to $2,099. No fractional shares shall be issued in connection with the Reverse Split, each shareholder to receive cash in lieu of the issuance of fractions of a share equal to the fair market of such fractions, determined as of February 19, 1996.”

Dated:	August 6, 1996	Surge Components, INC.

		By:	/s/ Ira Levy
Ira Levy
President

By:	/s/Steven J. Lubman
Steven J. Lubman
Secretary

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CERTIFICATE OF CORRECTION

OF THE CERTIFICATE OF AMENDMENT OF

SURGE COMPONENTS, INC.

ENDER SECTION 105 OF THE BUSINESS CORPORATION LAW

SNOW BECKER KRAUSS P.C.
605 THIRD AVENUE
NEW YORK, NY 10158

STATE OF NEW YORK
DEPARTMENT OF STATE
FILE AUG 07 1996
TAX $0
BY: JJW
NASSAU

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STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compard with the original docuent in the custody of the Secretary of State and that the same is true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on January 15, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

CERTIFICATE OF AMENDMENT

of the

CERTIFICATE OF INCORPORATION

SURGE COMPONENTS, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

The undersigned, being the Chief Executive Officer and the Secretary (the “Secretary”) of SURGE COMPONENTS, INC., (the “Corporation”), do hereby certify and set forth.

1.             The name of the corporation is SURGE COMPONENTS, INC. (the “Corporation”).

2.             The date Certificate of Incorporation of the Corporation was filed with the Department of State is the 24th day of November, 1981.

3.             Article FOURTH of the Certificate of Incorporation is amended by the addition of a provision fixing the number, designation, relative rights, preferences, and limitations of the Non-Voting Redeemable Convertible Series A Preferred Stock as fixed by the Board of the Corporation pursuant to the authority vested in it by the Certificate of Incorporation.

4.             Article FOURTH of the Certificate of Inccorporation is hereby amended to add the following provision to the end of Article FOURTH.

A.            Non-Voting Redeemable Convertible Series A Preferred Stock.

1.             Number Authorized and Designation.  Of the 1,000,000 shares of preferred stock authorized under this Article FOURTH, the Corporation shall have the authority to issue 260,000 shares designated as Non-Voting Redeemable Convertible Series A Preferred Stock, $.001 par value (referred to herein as “Series A Preferred Stock”)

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2.             Rights, Preferences and Limitations.  The relative rights, preferences and limitations of Series A Preferred Stock are as follows:

(a)           Dividends.    The Series A Preferred Stock shall be entitled to share dividends on a pro-rata basis with the Common Shares if and when declared.  The Series A Preferred Stock shall be paid dividends prior to payment of dividends to Common Shareholders.

(b)           Conversion.

(i)            Upon the approval of the shareholders of the Corporation of Global Acquisition (as hereinafter defined), the ME Merger (as hereinafter defined) and the issuance of the Class B Common Shares in connection therewith, and upon approval of the shareholders (“Global Shareholders”) of Global Datatel, Inc., a Nevada corporation (“Global”) of the Global Acquisition, all of the issued and outstanding shares of the Series A Preferred Stock will automatically convert into Class B Common Shares at a rate of one hundred Class B Common Shares for each share of Series A Preferred Stock so converted and the Class B Common Shares will be issued directly to the Global Shareholders and the ME Shareholders as consideration for respective mergers.  The acquisition of all the assets of Global by a wholly owned subsidiary of the Corporation is referred to herein as the “Global Acquisition”.  The term “ME Merger” shall mean the merger of MailEncrypt.com, Inc., a California corporation, into a wholly owned subsidiary of the Corporation as approved by the shareholders (the “ME Shareholders”) of MailEncrypt.com Inc.

(ii)           Upon receipt by the Secretary of a duly endorsed certificate of the vote of the shareholders of the Corporation, evidencing shareholder approval in accordance with New York law of both the Global Acquisition and the ME Merger, and the issuance of Class B Common Shares as consideration therefore, and  upon approval by the Global Shareholders of the Global Acquisition in accordance with Nevada law, the Corporation shall, as soon as practicable thereafter, cause to be issued to the holder(s) of Series A Preferred Stock that number of whole shares of Class B Common Shares issuable upon automatic conversion of the Series A Preferred Stock as provided herein.

(c)           Redemption.  In the event tha the shareholders of the Corporation do not approve at a meeting held for such purpose, the issuance of the Class B Common Shares and either of the Global Acquisition or ME Merger associated therewith, or the Global Shareholders do not approve, the Global Acquisition, the Corporation shall unless the period for redemption is extended by the Board redeem such number of shares of Series A Preferred Stock as had not been converted, by paying on the date set for redemption, which will be no more than sixty (60) days and not less than thirty (30) days after the shareholders’ meeting at which such proposals were considered )the “Redemption Date”) and amount (the “Redemption Price”) equal to the sum of $.001 per share of Series A Preferred Stock, subject to the following terms and conditions.

(i)            The Corporation shall give notice (the “Redemption Notice”) not more than sixty (60) days and not less than thirty (30) days prior to the Redemption Date by first class United States mail to each holder of record of shares of Series A Preferred Stock called for redemption (the “Redeemed Shares”) at his address appearing on the stock transfer books of the Corporation

(ii)           The Corporation may pay the Redemption Price for any Redeemed Shares from the surplus and stated capital of the Corporation, but no such redemption shall be made if the Corporation would thereby become insolvent or if stated capital is used, the redemption would reduce the net assets of the Corporation below the stated capital remaining after giving effect to the cancellation of the Redeemed Shares.

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(d)           Voting Rights.

(i)            The Series A Preferred Stock shall not entitle the holder thereof to any voting rights, except as otherwise required by New York Law.

(e)           Preemptive Rights.  Holders of Series A Preferred Stock shall have no preemptive rights.

(f)           Liquidation Rights.  Upon Liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of shares of Series A Preferred Stock shall be entitled to receive, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Shares (or Class B Shares, if any) an amount equal to $.001 per share of Series A Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares before any payments shall be made or any assets distributed to holders of any class of Common Shares.  If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series A Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series A Preferred Stock.  An amount equal to $.001 per share, plus an additional amount equal to any dividend declared but unpaid on such Common Shares shall then be paid ratably to the holders of the Common Shares.  All assets remaining thereafter shall then be distributed, pari passu, to all the holders of all Series A Preferred Stock and all Common Shares.

5.             This Amendment of the Certificate of Incorporation of the Corporation was authorized by the Unanimous Written Consent of the Board of Directors of the Corporation, dated as of January 28, 2000, and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

/s/ Ira Levy
Ira Levy
Chief Executive Officer

/s/ Steven J. Lubman
Steven J. Lubman
Secreatry

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CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

SURGE COMPONENTS, INC.

Under 805 the Business Corporation
Law of the State of New York

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED FEB 02 2000
TAX $
BY:

Snow Becker Krauss P.O.
605 Third Avenue 25th Floor
New York, New York 10158
Cust# 572074

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STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on January 15, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

CERTIFICATE OF AMENDMENT
of the
CERTIFICATE OF INCORPORATION
of
SURGE COMPONENTS, INC.

Under Section 805 of the Business Corporation law

The undersigned, being the Ira Levy and Secretary of Surge Components, Inc.  (the “Corporation”), do hereby certify and set forth

1.             The name of the corporation is Surge Components, Inc. (the “Corporation”)

2.             The date the Certificate of Incorporation of the Corporation was filed with the Department of Sate is the 24th day of November 1981.

3.             The Board of Directors of the Corporation authorized two hundred sixty thousand (260,000) of the one million (1,000,000) shares of Preferred Stock of the Corporation to be designated Non-Voting Redeemable Convertible Series A Preferred Stock, $.001 par value per share, 239,000 of which have been issued (the “Series A Preferred Stock”)

4.             Article FOURTH of the Certificate of Incorporation is amended by the addition of a provision fixing the number designation, relative rights preferences and limitations of the Voting Redeemable Convertible Series B Preferred Stock as fixed by the Board of the Corporation pursuant to the authority vested in by the Certificate of Incorporation.

5.             Article FOURTH of the Certificate of Incorporation is hereby amended to add the following provision to the end of Article FOURTH

Voting Redeemable Convertible Series B Preferred Stock

1.             Number Authorized and Designation.   Of the 1,000,000 shares of preferred stock authorized under this Article FOURTH, the Corporation shall have the authority to issue 200,000 shares designated as Voting Redeemable Convertible Series B Preferred Stock, $.001 par value per share (referred to herein as “Series B Preferred Stock”)

2.             Rights, Preferences and Limitations.   The Relative rights, preferences and limitations of Series B Preferred Stock are as follows.

(a)           Rank.   The Series B Preferred Stock shall (i) prior to all of the Common Shares par value $.001 per share (“Common Shares”), (ii) prior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series B Preferred Stock whatever subdivision (collectively with the “Common Shares Junior Securities”), (iii) on party with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Series B Preferred Stock, including, but not limited to, the Series A Preferred Stock (Parity Securities”), in each case as to distributions of assets upon liquidation, dissolution or winding up to the Corporation, whether voluntarily or involuntarily (all such distributions being referred to collectively as “Distributions”).

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(b)           Dividends.  The Series B Preferred Stock shall be entitled to share dividends on a pro-rata basis with the Series A Preferred Stock, if and when declared.  The Series B Preferred Stock shall be paid dividends prior to payment of dividends to Common Shareholders.  If any dividends are paid on the Common Shares, holders of Series B Preferred Stock shall be entitled to participate in such payment of dividends as if their shares of Series B Preferred Stock has been converted into Common Shares in accordance with paragraph (c) below and with respect to such payment of dividends on Common Shares, holders of Series B Preferred Stock shall be entitled to payment of dividends in an amount per share (assuming such conversion) equal to (i) the per share amount of dividends being paid on the then outstanding Common Shares minus (ii) one tent (1) of the amount of dividends per share on the Series B Preferred Stock being paid at the same time as such payment of dividends on the outstanding Common Shares.

(c)           Conversion.  Upon (i) the effectiveness of ME Merger (as hereinafter defined) and (ii) either (A) the receipt by the Corporation from The Nasdaq Stock Market, Inc (“Nasdaq”) of confirmation (the “Nasdaq Confirmation”) that the conversion into Common Shares of the outstanding shares of Series B Preferred Stock issued in connection with the ME Merger does not require further shareholder approval under the Nasdaq Marketplace Rules or (B) shareholder approval of the conversion into Common Shares of the outstanding shares of Series B Preferred Stock issued in connection with the ME Merger, all of the issued and outstanding shares of the Series B Preferred Stock will automatically convert in Common Shares at a rate of ten Common Shares for every on eshare of Series B Preferred Stock so converted.  The term “ME Merger” shall mean the merger of MailEncrypt.com, Inc, a California corporation (“ME”), into Mail Acquisition Corporation (“MAC”), pursuant to the Merger Agreement and Plan of Reorganization dated as of November 6, 2000 (the “MME Merger Agreement”) among the Corporation, MAC, ME and the shareholders of ME.

(d)           Redemption.  In the event that (i) on or before December 31, 2000, the Corporation shall not have received the Nasdaq Confirmation or (ii) on or before June 30, 2001, the shareholders of the Corporation do not approve the conversion into Common Shares of the outstanding shares of Series B Preferred Stock issued in connection with the ME Merger, and provided that the holders of the Series B Preferred Stock have not exercised their rights pursuant to Article 9 of the ME Merger Agreement, the Corporation shall, unless the period for redemption is extended by the Board of Directors of the Corporation, redeem the outstanding shares of Series B Preferred Stock by paying on the date set for redemption, which will be no more than sixty days and not less than thirty days from December 15, 2001 (the “Redemption Date”), an amount (the “Redemption Price”) equal to the sum of $.001 per share of Series B Preferred Stock, subject to the following terms and conditions.

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(i)           The Corporation shall give notice (the “Redemption Notice”) not more than sixty days and not less than thirty days prior to the Redemption Date by first class United States mail to each holder of record of shares of Series B Preferred Stock called for redemption (the “Redeemed Shares”) at his address appearing on the stock transfer books of the Corporation, and

(ii)           The Corporation may pay the Redemption Price for any Redeemed Shares from the surplus and stated capital of the Corporation, but no such redemption shall be made if the Corporation would thereby become insolvent or if stated capital is used, the redemption would reduce the net assets of the Corporation below the stated capital remaining after giving effect to the cancellation of the Redeemed Shares

(e)           Voting Rights.

(i)            In addition to any other rights provided for herein or by law, the holders of Series B Preferred Stock shall be entitled to vote together with the holders of Common Shares as one class on all matters as to which holders of Common Shares shall be entitled to vote in the same manner and with the same effect as such holders Common Shares.  In any such vote each share of Series B Preferred Stock shall entitle the holder thereof to five and four-tenths (5.4) votes per share of Series B Preferred Stock calculated to the nearest whole number

(ii)           So long as at least 36,428 shares of Series B Preferred Stock remains outstanding, the consent of the holders of two-thirds of the then outstanding Series B Preferred Stock, voting as one class either expressed in writing or at a meeting called for that purpose shall be necessary to permit effect or validate the creation and issuance of any series of preferred stock or other security of the Corporation which is senior as to Distributions to the Series B Preferred Stock.

(iii)           So long as at least 36,428 shares of Series B Preferred Stock remains outstanding, the consent of two-thirds of the holders of the then outstanding Series B Preferred Stock, voting as one class, either expressed in writing or as a meeting called for that purpose shall be necessary to repeal, amend or otherwise change this Certificate of Amendment of the Certificate of Incorporation of the Corporation, as amended, in a manner which would alter or change the powers, preferences, rights, privileges, restrictions and conditions of the Series B Preferred Stock so as to adversely affect the Series B Preferred Stock

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(iv)           In the event that the holders of the Series B Stock are required to vote as a class on another matter, the affirmative vote of holders of not less than fifty percent (50%) of the outstanding of Series B Preferred Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite percentage of holders of Series B Preferred Stock, such matter shall bind all holders Series B Preferred Stock

(f)           Preemptive Rights.   Holders of Series B Preferred Stock shall have no preemptive rights.

(g)           Liquidation Rights.   Upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of shares of Series B Preferred Stock shall be entitled to receive, immediately after any distribution of securities required by the Corporation’s Certificate of Incorporation, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Shares and pari passu with any distribution of Parity Securities an amount equal to $.001 per share of Series B Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares before any payments shall be made or any assets distributed to holders of any class of Common Shares.  If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series B Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series B Preferred Stock.  An amount equal to $.001 per share plus an additional amount equal to any dividend declared but unpaid on such Common Shares shall then be paid ratably to the holders of the Common Shares.  All [illegible] remaining thereafter shall then be distributed, pari passu, to all the holders of the Series A Preferred Stock.  Series B Preferred Stock (on the basis as if all outstanding shares of Series B Preferred Stock had been converted into Common Shares in accordance with paragraph © above) and all Common Shares.

6.             This Amendment of the Certificate of Incorporation of the Corporation was approved by the Board of Directors of the Corporation at a meeting of such Board of Directors held on November 13, 2000, as authorized by Article FOURTH of the Certificate of Incorporation.

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IN WITNESS WHEREOF, the undersigned have signed this Certificate this 14 day of November, 200, and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

/s/ Ira Levy
Ira Levy, President

/s/ Steven J. Lubman
Steven J. Lubman, Secretary

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CERTIFICATE OF AMENDMENT

of the

CERTIFICATE OF INCORPORATION

of

SURGE COMPONENTS, INC.

Under 805 the Business Corporation Law of the State of New York

STATE OF NEW YORK DEPARTMENT OF STATE
FILED	NOV 15 2000
TAX $	0
BY:	illegible
NASSAU

Filed by.

Snow Becker Krauss PC
605 Third Avenue - 25th Floor
New York, New York 10158-0125
(212) 687 3860

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on January 15, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

CERTIFICATE OF AMENDMENT
of the
CERTIFICATE OF INCORPORATION
of
SURGE COMPONENTS, INC.

Under Section 805 of the Business Corporation Law

The undersigned, being the President and Secretary of Surge Components, Inc. (the "Corporation"), do hereby certify and set forth.

1.	The name of the corporation is Surge Components, Inc. (the "Corporation").

2.	The date the Certificate of Incorporation of the Corporation was filed with the Department of State is November 24, 1981.

3.
Article FOURTH of the Certificate of Incorporation of the Corporation, as amended to the date hereof, authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), of the Corporation in one or more series, from time to time, with each such series to have such designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as may be stated and expressed in he resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation, said Board of Directors being expressly vested with authority to adopt any such resolution or resolutions.

4.
The Board of Directors of the Corporation has, by resolutions duly adopted, authorized (a) 260,000 of the 1,000,000 shares of Preferred Stock of the Corporation to be designated Non-Voting. Redeemable Convertible Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), of which 239,000 shares of Series A Preferred Stock have been issued and are outstanding as of the date hereof, and (b) 200,000 of the 1,000,000 shares of Preferred Stock of the Corporation to be designated Voting Redeemable Convertible Series B Preferred Stock, par value $,001 per share (the "Series B Preferred Stock"), of which 178,276.55 shares of Series B Preferred Stock have been issued as of the date hereof.

5.
Article FOURTH of the Certificate of Incorporation is amended by the addition of a provision fixing the number, designation, relative rights, preferences, and limitations of the Voting Redeemable Convertible Series C Preferred Stock as fixed by the Board of the Corporation in resolutions duly adopted by said Board of Directors pursuant to the authority vested in it by the Certificate of Incorporation of the Corporation.

6.	Article FOURTH of the Certificate of Incorporation is hereby amended to add the following provision to the end of Article FOURTH.

Non-Voting Redeemable Convertible Series C Preferred Stock

1.             Number Authorized and Designation  Of the 1,000,000 shares of preferred stock authorized under this Article FOURTH, the Corporation shall have the authority to issue up to 100,000 shares designated as Non-Voting Redeemable Convertible Series C Preferred Stock, $.001 par value per share (referred to herein as "Series C Preferred Stock").

2.             Rights, Preferences and Limitations  The relative rights, preferences and limitations of Series C Preferred Stock are as follows.

(a)           Rank.  The Series C Preferred Stock shall rank (i) senior to the common stock, par value $.001 per share (the "Common Stock"), of the Corporation, (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series C Preferred Stock of whatever subdivision, (iii) except as specifically provided in this section 2, on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Series C Preferred Stock, including but not limited to, the Series A Preferred Stock and Series B Preferred Stock, in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

(b)           Dividends

(i)            The dividend rate on the shares of Series C Preferred Stock shall be $.50 per share per annum. Such dividends shall be cumulative and accrue on each share of Series C Preferred Stock from April 15, 2001 and shall be payable in cash if, when and as declared by the Board of Directors, on June 30, and December 31, of each year, commencing with June 30, 2001. Each such dividend shall be paid to the holders of record of shares of the Series C Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days nor less than ten days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

(ii)           When dividends are not paid in full or declared in full and sums set apart for the payment thereof upon the Series C Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock, all dividends declared upon shares of Series C Preferred Stock and any other Preferred Stock ranking on a parity as to dividends shall be declared pro rata so that in all cases the amount of dividends declared per share on the Series C Preferred Stock and such other Preferred Stock shall bear to each other the same ratio that accumulated dividends per share, including dividends accrued or in arrears, on the shares of Series C Preferred Stock and such other Preferred Stock bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Series C Preferred Stock have been paid, or declared in full and sums set apart for the payment thereof, no dividends shall be declared or paid or set aside for payment or other distribution made upon the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or liquidation rights, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation be redeemed, purchased, exchanged or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Corporation or any subsidiary (except by conversion into or exchange for stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and liquidation rights).

(iii)           In the event that the outstanding share of Series C Preferred Stock are converted into shares of Common Stock pursuant to paragraph 2(c) on or before April 15, 2001, the holders of Series C Preferred Stock shall not be entitled to any declaration or payment of dividends pursuant to this paragraph 2(b).

(c)           Conversion  Upon (i) the receipt by the Corporation from the Nasdaq Stock Market, Inc. ("Nasdaq") of confirmation (the "Nasdaq") of confirmation (the "Nasdaq Confirmation") that the conversion into shares of Common Stock of the outstanding shares of Series C Preferred Stock issued pursuant to the terms of the Investment Banking Agreement, dated as of November 14, 2000 (the "Investment Banking Agreement"), between the Corporation and Equilink Capital Partners, LLC, does not require shareholder approval under the Nasdaq Marketplace Rules or (ii) shareholder approval of the conversion into Common Stock of the outstanding shares of Series C Preferred Stock issued pursuant to the terms of the Investment Banking Agreement, all of the issued and outstanding shares of the Series C Preferred Stock will automatically convert into shares of Common Stock at a rate of ten Common Shares for every share of Series C Preferred Stock so converted.

(d)           Redemption   In the event that (i) on or before December 31, 2000, the Corporation shall not have received the Nasdaq Confirmation or (ii) on or before June 20, 2001, the shareholders of the Corporation do not approve the conversion into shares of Common Stock of the outstanding shares of Series C Preferred Stock issued pursuant to the terms of the Investment Banking Agreement, upon the affirmative vote by the holders of a majority of the then outstanding shares of Series C Preferred Stock, the Corporation shall, unless the period for redemption is extended by the Board of Directors of the Corporation, redeem the outstanding shares of Series C Preferred Stock by paying on the date set for redemption, which will be no more than sixty days and not less than thirty days from April 16, 2001 (the "Redemption Date"), an amount (the "Redemption Price") equal to the sum of $5.00 per share of Series C Preferred Stock, subject to the following terms and conditions.

(i)            The Corporation shall give notice (the "Redemption Notice") not more than sixty days and not less than thirty days prior to the Redemption Date by first class United States mail to each holder of record of shares of Series C Preferred Stock called for redemption (the "Redeemed Shares") at such holder's address appearing on the stock transfer books of the Corporations, and

(ii)           The Corporation may pay the Redemption Price for any Redeemed Shares from the surplus and stated capital of the Corporation, but no such redemption shall be made if the Corporation would thereby become insolvent or, if stated capital is used, the redemption would reduce the net assets of the Corporation below the stated capital remaining after giving effect to the cancellation of the Redeemed Shares.

(e)           Voting Rights

(i)            Except to the extent provided for in this paragraph 2(e) or by law, the holders of Series C Preferred Stock shall be not be entitled to vote on any matters.

(ii)           So long as at least 15,200 shares of Series C Preferred Stock remains outstanding, the consent of the holders of two-thirds of the then outstanding Series C Preferred Stock, voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to permit, effect or validate the creation and issuance of any series of preferred stock or other security of the Corporation which is senior as to payment of dividends to the Series C Preferred Stock.

(iii)           So long as at least 15,200 shares of Series C Preferred Stock remains outstanding, the consent of two-thirds of the holders of the then outstanding Series C Preferred Stock, voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to repeal, amend or otherwise change this Certificate of Amendment of the Certificate of Incorporation of the Corporation, as amended, in a manner which would alter or change the powers, preferences, rights, privileges, restrictions and conditions of the Series C Preferred Stock so as to adversely affect the Series C Preferred Stock.

(iv)           In the event that the holders of the Series C Stock are required to vote as a class on any other matter, the affirmative vote of holders of not less than fifty percent of the outstanding of Series C Preferred Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite percentage of holders of Series C Preferred Stock, such natter shall bind all holders of Series C Preferred Stock.

(f)            Preemptive Rights  Holders of Series C Preferred Stock shall have no preemptive rights.

(g)           Liquidation Rights  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock shall be entitled to receive out of the remaining assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class or series of stock of the Corporation ranking junior to the Series C Preferred Stock liquidating distributions in an amount equal to $5.00 per share, plus an amount equal to all accrued and unpaid dividends on each such share up to the date fixed for amount equal to all accrued and unpaid dividends on each such share up to the date fixed for such distribution. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series C Preferred Stock and any other shares of stock of the Corporation ranking (as to any such distribution) on a parity with the Series C Preferred Stock are not paid in full, holders of the Series C Preferred Stock and of such other shares of stock will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating, distribution to which they are entitled, the holders of shares of Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

For the purpose of this paragraph 2(g), a distribution of assets in any dissolution winding up, liquidation or reorganization shall not include (i) any consolidation or merger of the Corporation with or into any other corporation, (ii) any dissolution, liquidation, winding up of reorganization of the Corporation immediately followed by reincorporation's assets to another corporation, provided that, in each such case, effective provision is made in the certificate of incorporation of the resulting and surviving corporation of otherwise for the protection of the rights of the holders of shares of Series C Preferred Stock.

6.
This Amendment of the Certificate of Incorporation of the Corporation was authorized by the Unanimous Written Consent of the Board of Directors of the Corporation, dated as of November 24, 2000, as authorized by Article FOURTH of the Certificate of Incorporation.

IN WITNESS WHEREOF, the undersigned have signed this Certificate this 30th day of November, 2000, and do hereby affirm, under penalties of perjury that the statements contained herein have been examined by us and are true and correct.

/s/ Ira Levy
Ira Levy, President

/s/ Steven J. Lubman
Steven J. Lubman, Secretary

CERTIFICATE OF AMENDMENT

of the

CERTIFICATE OF INCORPORATION

of

SURGE COMPONENTS, INC.

Under 805 the Business Corporation Law of the State of New York

STATE OF NEW YORK DEPARTMENT OF STATE

FILED	DEC 04 2000
TAX $	NONE
BY	JAN
NASSAU

Filed by:

Snow Becker Krauss PC
605 Third Avenue - 25th Floor
New York, New York 10158-0125
(212) 687-3860

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on January 15, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

CERTIFICATE OF CHANGE
OF CERTIFICATE OF INCORPORATION OF
SURGE COMPONENTS, INC.

Under Section 805-A of the Business Corporation Law

The undersigned being the Chief Executive Officer of Surge Components, Inc., hereby certifies:

a.	The name of the corporation is Surge Components, Inc.

b.	The Certificate of Incorporation of the corporation was filed by the Department of State on November 24, 1981.

c.	The Certificate of Incorporation is hereby changed as authorized by Section 803b of the Business Corporation Law to effect the following:

The address to which the Secretary of State shall mail a copy of the process served upon him against such corporation is changed to 95 East Jefryn Boulevard, Deer Park, New York 11729.

d.	This certificate of change has been approved by Unanimous Consent of the Board of Directors.

IN WITNESS WHEREOF, I hereto sign my name and affirm that the statements contained herein are true under the penalties of perjury, this 31st day of January, 2005.

/s/ Ira Levy
Ira Levy, Chief Executive Officer

1

CERTIFICATE OF CHANGE
OF THE CERTIFICATE OF INCORPORATION OF
SURGE COMPONENTS, INC.

Under Section 805-A of the Business Corporation Law

STATE OF NEW YORK DEPARTMENT OF STATE

FILED	FEB 01 2005
TAX $	0
BY:	K7
NASSAU

KALIN LEVINE WEINBERG LLC
494 Eighth Avenue, Suite 800
New York, NY 10001

2